Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 33-34499, Registration No. 333-82612, Registration No. 333-110190, Registration No. 333-117099, Registration No. 333-135421 and Registration No. 333-158309) and Form S-8 (Registration No. 33-99974, Registration No. 333-86145, Registration No. 333-82772, Registration No. 333-72182, Registration No. 333-98971, Registration No. 333-124422 and Registration No. 333-142835) of Arch Capital Group Ltd. of our report dated February 29, 2012 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

New York, NY

February 29, 2012